Exhibit 10.3 — Form of Employee Performance Bonus Award Letter
«FirstLast»
Dear «First»,
I am pleased to advise you that you are eligible to participate in the TODCO Performance Bonus Plan. Your bonus opportunity is «Bonus»% of Base Pay earned for the year 2006. The award will be paid during the first quarter of 2007.
Your bonus opportunity is comprised of the following elements:
___%      EBITDA — based on TODCO EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization).
___%      Direct Operating Expense — based on direct operating expense for your rig or area of responsibility.
___%       Downtime results — based on the Downtime results of your rig or area of responsibility compared to a target set by the Corporate Office.
___%       Safety Performance — based on the safety performance of your rig or area of responsibility using TRIR as the standard of measurement.
___%      Reactivation Performance – based on reactivation cost vs. AFE for your rig or group of rigs related to your area of responsibility.
___%      Individual Goals – Based on your completion of specific personal goals set by you and your supervisor at the beginning of the year.
The Performance Bonus Award criteria are further described in Attachment A.
Your award is subject to the provisions of the TODCO 2005 Long Term Incentive Plan, a copy of which is attached. Unless the Executive Compensation Committee of the Board of Directors in its sole judgment decides otherwise, you must remain an employee during the performance period and be an employee at the time of payout to be eligible for an award.
Sincerely,
Jan Rask
CEO & President
Attachments

Attachment A
SUMMARY OF THE 2006 PERFORMANCE BONUS
The Performance Bonus Plan Criteria include two or more of the following criteria:
•	Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA)
•	Direct Operating Expense.
•	Downtime results
•	Reactivation results
•	Safety Performance
•	Individual Goals
The weighting of the criteria varies according to job responsibilities and is specified in your award letter.
1. TODCO EBITDA
THE EBITDA criteria is a measure of actual EBITDA for 2006 vs. budget. The possible payout ranges from zero to 200% of your target on a sliding scale. The following table illustrates possible payouts.

EBITDA	Payout
$[redacted]	[redacted]%
$[redacted]	[redacted]%
$[redacted]	[redacted]%
2. DIRECT OPERATING EXPENSE
THE Direct Operating Expense criteria is a measure of actual Direct Operating Expense for 2006 vs. budget. The possible payout ranges from zero to 200% of your target on a sliding scale. The following table illustrates possible payouts.

Direct Operating Expense	Payout
<=[redacted]% of Budget	[redacted]%
[redacted]% of Budget	[redacted]%
>=[redacted]% of Budget	[redacted]%
3. DOWNTIME
THE Downtime criteria is a measure of actual Downtime results of your rig or area of responsibility compared to a target set by the Corporate Office. Downtime will be defined as what is recorded under Code 8 of the IADC code excluding any planned or budgeted service time, i.e. shipyard, UWILD or major overhauls. The possible payout ranges from zero to 200% of your target on a sliding scale. The following table illustrates possible payouts.

Downtime	Payout
<=[redacted]%	[redacted]%
[redacted]%	[redacted]%
>=[redacted]%	[redacted]%

4. SAFETY PERFORMANCE
THE Safety criteria is a measure of actual safety performance of your rig or area of responsibility compared to a target set by the Corporate Office using TRIR as the measure. The possible payout ranges from zero to 200% of your target on a sliding scale. The following table illustrates possible payouts.

TRIR	Payout
<[redacted]%	[redacted]%
[redacted]%	[redacted]%
>[redacted]%	[redacted]%
5. REACTIVATION PERFORMANCE
THE Safety criteria is a measure of actual reactivation cost of a rig in your area of responsibility compared the original approved AFE. The possible payout ranges from zero to 200% of your target on a sliding scale. The following table illustrates possible payouts.

TRIR	Payout
<[redacted]%	[redacted]%
[redacted]%	[redacted]%
>[redacted]%	[redacted]%
6. INDIVIDUAL GOALS
This criteria is based on your successful accomplishment of the goals set by you and your supervisor at the beginning of the year. Maximum payout is 100% for full completion. The payout will be reduced on a prorated basis for partial completion.

*   IN THE EVENT OF NEGATIVE EBITDA THERE WILL BE NO BONUS PAYOUTS FOR ANY PLAN PARTICIPANTS. ALL BONUS PAYOUTS MAY BE REDUCED OR INCREASED BY THE EXECUTIVE COMPENSATION COMMITTEE IN RELATION TO ACTUAL SAFETY PERFORMANCE OF THE COMPANY DURING 2006.